UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2023

Aterian, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aterian, Inc.
350 Springfield Avenue, Suite 200
Summit, New Jersey 07901

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681
(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 27, 2023, Aterian, Inc. (the “Company”) issued a press release announcing, among other things, certain preliminary financial results for the second quarter ended June 30, 2023 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report. The preliminary revenue information presented in the Press Release is based on the Company’s current expectations and may be adjusted as a result of, among other things, completion of customary quarter-end close review procedures and financial review.

In accordance with General Instructions B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On July 26, 2023, Yaniv Sarig notified the Board of Directors (the “Board”) of the Company of his decision to resign as Chief Executive Officer of the Company and from the Board, effective as of July 26, 2023. Mr. Sarig’s decision to leave the Company is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his departure, Mr. Sarig and the Company entered into a Separation and Release Agreement, effective July 26, 2023 (the “Separation and Release Agreement”). Pursuant to the Separation and Release Agreement, Mr. Sarig is entitled to a lump sum payment of $350,000. All of Mr. Sarig’s unvested equity awards were forfeited as of July 26, 2023.

In addition, pursuant to the Separation and Release Agreement, Mr. Sarig released all claims against the Company.

The foregoing description of the Separation and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Release Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Appointment of Co-Chief Executive Officers

The Company appointed Joseph Risico, age 49, and Arturo Rodriguez, age 48, to succeed Mr. Sarig as the Company’s Co-Chief Executive Officers, effective July 26, 2023. Upon their appointment, each of Mr. Risico and Mr. Rodriguez assumed the duties of the Company’s co-principal executive officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and either Mr. Risico or Mr. Rodriguez.

Mr. Risico has served as the Company’s chief legal officer since March 2021 and Head of M&A since July 2021. Prior to that, he served as the Company’s general counsel since September 2018 and has served as general counsel for Aterian Group, Inc. since February 2018. Prior to joining the Company, Mr. Risico held a number of legal and business positions, most recently at AutoModality, Inc., a UAV flight control software company, where he served as chief operating officer and general counsel from February 2017 to February 2018, Ecovative Design LLC, a biomaterials company, where he served as general counsel and head of business development from August 2011 to February 2017, and 3M Company, where he served as the general counsel of 3M’s corporate ventures business from May 2010 to July 2011. Mr. Risico started his legal career as a corporate associate at the law firm of Cravath, Swaine & Moore LLP from August 2001 to June 2006. Mr. Risico holds a B.A. from New York University with concentrations in accounting and economics and a J.D. from Columbia Law School. Mr. Risico also holds a CPA (not active).

Mr. Risico’s annualized salary is currently $310,000. He is currently eligible to receive an annual cash or stock performance bonus, based on the achievement of certain net revenue and adjusted EBITDA metrics, at a target rate of 50% of his base salary for fiscal 2023, which may be adjusted to up to 75% of his base salary for fiscal 2023 if certain net revenue and adjusted EBITDA metrics are exceeded. Mr. Risico’s salary and performance bonus percentage may be adjusted at the discretion of the Compensation Committee of the Board. Mr. Risico’s employment is on an “at will basis.”

Mr. Rodriguez has served as the Company’s chief financial officer since March 2021 and was appointed interim chief operating officer in May 2023. Prior to that, he served as the Company’s senior vice president of Finance since September 2017. Prior to joining the Company, Mr. Rodriguez served as chief accounting officer and global controller for Piksel, Inc. from July 2012 to September 2017 and also held the role of interim chief operating officer in 2017. From 2000 to 2011, Mr. Rodriguez held several financial leadership roles with the Atari Group, most notably acting chief financial officer of Atari, Inc. (Nasdaq: ATAR) from 2007 to 2008, and deputy chief financial officer of Atari SA (Euronext: ATA) from 2008 to 2010. Mr. Rodriguez started his career at Arthur Andersen LLP in 1997 and is a CPA in the State of New York (inactive). Mr. Rodriguez holds a Bachelor of Business Administration – Accounting from Hofstra University.

Mr. Rodriguez’s annualized salary is currently $310,000. He is currently eligible to receive an annual cash or stock performance bonus, based on the achievement of certain net revenue and adjusted EBITDA metrics, at a target rate of 50% of his base salary for fiscal 2023, which may be adjusted to up to 75% of his base salary for fiscal 2023 if certain net revenue and adjusted EBITDA metrics are exceeded. Mr. Rodriguez’s salary and performance bonus percentage may be adjusted at the discretion of the Compensation Committee of the Board. Mr. Rodriguez’s employment is on an “at will basis.”

The Company previously entered into an indemnification agreement with each of Mr. Risico and Mr. Rodriguez, in the form filed by the Company as an exhibit to the Registration Statement on Form S-1 filed on May 24, 2019.

Appointment of Directors

In connection with their appointment as co-Chief Executive Officers, Mr. Risico and Mr. Rodriguez were appointed a Class II and Class III Director, respectively, effective July 26, 2023. As a Class II Director, Mr. Risico’s initial term will expire at the annual meeting of the Company’s stockholders to be held in 2024. As a Class III Director, Mr. Rodriguez’s initial term will expire at the annual meeting of the Company’s stockholders to be held in 2025.

Neither Mr. Risico nor Mr. Rodriguez has any family relationships with any director or executive officer of the Company and neither were selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Additionally, neither Mr. Risico nor Mr. Rodriguez has engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K. Mr. Risico and Mr. Rodriguez are current employees of the Company and will not receive any additional compensation for service as a director.

Appointment of Chairperson of the Board

Effective July 26, 2023, the Board appointed William Kurtz as Chairperson of the Board.

Engagement of Advisor to Senior Management

On and effective, July 26, 2023, in connection with the appointment of Messrs. Risico and Rodriguez as Co-Chief Executive Officers, Mr. Kurtz and the Company entered into an Advisor Agreement, effective July 26, 2023 (the “Advisor Agreement”), pursuant to which Mr. Kurtz shall act as an advisor to senior management of the Company. The initial term of the Advisor Agreement shall be six months and, subject to the agreement of the Company and Mr. Kurtz, may be extended for an additional six month period. Mr. Kurtz will be paid $10,000 per month for his services pursuant to the Advisor Agreement.

The foregoing description of the Advisor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisor Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release, dated July 27, 2023
10.1	Separation Agreement and Release, dated July 26, 2023, by and between Aterian, Inc. and Yaniv Sarig
10.2	Advisor Agreement, dated July 26, 2023, by and between Aterian, Inc. and William Kurtz.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

Date: July 27, 2023	By:	/s/ Joseph Risico
Name: Joseph Risico
Title: Co-Chief Executive Officer